SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2004

Slippery Rock Financial Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania (State of other jurisdiction or incorporation)	0-21720 (Commission File Number)	25-1674381 (IRS Employer Identification No.)
100 South Main Street, Slippery Rock, Pennsylvania (Address of principal executive offices)		16057 (Zip Code)
Registrant's telephone number, including area code		(724) 794-2210
Not Applicable (Former name or former address, if changed since last report)

ITEM 7.	EXHIBITS
99.1	Press Release Dated April 30, 2004
ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 30, 2004, Slippery Rock Financial Corporation issued a press release discussing its results of operations for the quarter ended March 31, 2004. This press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized

Date: April 30, 2004	Slippery Rock Financial Corporation (Registrant)
By: /s/ Mark A. Volponi Mark A. Volponi Treasurer

EXHIBIT 99.1
FOR IMMEDIATE RELEASE

DATE:	April 30, 2004
CONTACT:	Mark Volponi, CFO 724-794-2210 ext. 6421

_____________________________________________________________

SLIPPERY ROCK FINANCIAL CORPORATION HOLDS ANNUAL MEETING

AND ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

Slippery Rock, Pa.- The annual shareholders' meeting of Slippery Rock Financial Corporation, the parent company of The First National Bank of Slippery Rock, was held April 20, 2004. At the meeting, Robert E. Gregg, S. P. Snyder and Thomas D. McClymonds were re-elected to the board of directors for three-year terms expiring in 2007. The meeting was conducted by John W. Conway, chairman of the board.

The Company recently reported first quarter 2004 financial results. Total assets for the period ended March 31, 2004, were $334.1 million and total deposits were $265.2 million.

Consolidated net income for the three-month period ended March 31, 2004 was $322,000 or $0.12 per share as compared to $876,000 or $0.32 per share for the same three-month period in 2003. The decrease primarily is the result of continued compression of the net interest margin and a reduction in gains recorded on the sales of loans.

Slippery Rock Financial Corporation is the parent company of The First National Bank of Slippery Rock. The bank offers a complete array of financial services including investment and trust services. It operates 9 branches throughout Butler, Lawrence and Mercer Counties in Pennsylvania. The stock trades in the local over-the-counter market and is quoted on the OTC Bulletin Board system under the symbol "SRCK".

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks, changing economic conditions and other risks and uncertainties.